Exhibit 10.1

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
2018-2020 RESTRICTED SHARE UNIT PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust
Second Amended and Restated 2003 Equity Incentive Plan)

Exhibit 10.1

Exhibit 10.1

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
2018-2020 RESTRICTED SHARE UNIT PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust
Second Amended and Restated 2003 Equity Incentive Plan)

PREAMBLE

WHEREAS, Pennsylvania Real Estate Investment Trust (the “Trust”) established, and its shareholders approved, the Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan (the “Plan”), primarily in order to award equity-based benefits to certain officers and other key employees of the Trust and its “Related Corporations” and “Subsidiary Entities” (both as defined in the Plan);

WHEREAS, one kind of an equity-based benefit that can be awarded under the Plan is a “Performance Share,” defined in the Plan as “an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated individual or Corporate Performance Goals;”

WHEREAS, the Trust’s Executive Compensation and Human Resources Committee (the “Committee”) is responsible for the administration of the Plan and may, pursuant to the powers granted to it thereunder, adopt rules and regulations for the administration of the Plan and determine the terms and conditions of each award granted thereunder;

WHEREAS, the Committee desires to establish a program for the 2018 through 2020 period under the Plan for the benefit of certain officers of the Trust and PREIT Services, LLC (one of the Trust’s Subsidiary Entities), whereby such officers would receive Performance Shares under the Plan, based on the extent to which the Trust attains the corporate goals set forth in the program;

WHEREAS, the Committee established in writing the objective performance goals for use under the program, within the meaning of Treas. Reg. §1.162-27(e)(2)(i), in its January 19, 2018 meeting; and

WHEREAS, in addition to the grant of Performance Shares under the Plan, the Committee also typically concurrently awards a number of time-based restricted shares under the Plan;

NOW, THEREFORE, effective as of January 1, 2018, the Pennsylvania Real Estate Investment Trust 2018-2020 Restricted Share Unit Program is hereby adopted (under the Plan) by the Committee, with the following terms and conditions:

1.Purposes. The purposes of the Program are to motivate certain officers of the Employer to reach and exceed challenging goals for the Trust of profitability and growth, and to focus the attention of the eligible officers on a critical financial indicator used to measure the success of the Trust and of other companies in the same business as the Trust.

Exhibit 10.1

2.Definitions.
(a)“Award” means an award of Restricted Share Units to a Participant.
(b)“Award Agreement” means a written document evidencing the grant to a Participant of an Award, as described in Section 10.1 of the Plan.
(c)“Base Units” means the number of Restricted Share Units set forth in the Award Agreement (increased by any additional Restricted Share Units “purchased” pursuant to Section 4(e) hereof) by which the number of Shares that may be delivered to a Participant is measured.
(d)“Board” means the Board of Trustees of the Trust.
(e)“Business Combination” means “Business Combination” as such term is defined in the definition of “Change in Control.”
(f)“Cause” means “Cause” as such term is defined in a Participant’s Employment Agreement or, if the Participant is not a party to an Employment Agreement, then (solely for purposes of this Program) as set forth below -
(1)Fraud in connection with the Participant’s employment; theft, misappropriation or embezzlement of funds of the Trust or its affiliates; or a willful violation of the provisions of the Trust’s Code of Business Conduct with respect to the purchase or sale of securities of the Trust;
(2)Indictment of the Participant for a crime involving moral turpitude;
(3)Failure of the Participant to perform his or her duties to the Employer (other than on account of illness, accident, vacation or leave of absence) that persists - after written demand for substantial performance which specifically identifies the manner in which the Participant has failed to perform - for more than 30 calendar days after such notice to him or her; or
(4)The Participant’s repeated abuse of alcohol or drugs.
(g)“Change in Control” means “Change in Control” as such term is defined in the Plan.
(h)“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, as applicable.
(i)“Committee” means the Executive Compensation and Human Resources Committee of the Board, which Committee has developed the Program and has the responsibility to administer the Program under Section 3 of the Plan and Section 10 hereof.
(j)“Corporate Goal” means any of the specific performance goals, set forth in Section 4(a) hereof, which must be achieved in order for a Participant to receive Shares under an Award.

Exhibit 10.1

(k)“DER” means “DER” (dividend equivalent right) as such term is defined in the Plan.
(l)     "Disability Termination” means the termination of a Participant’s employment under the disability provisions of the Participant’s Employment Agreement or, if the Participant is not a party to an Employment Agreement, then as a result of a “Disability” as defined in the Plan.
(m)     “Effective Date” means January 1, 2018.
(n)    “Employer” means, collectively and individually (as applicable), the Trust and Services, and any other “Related Corporation” or “Subsidiary Entity” (both as defined in the Plan) that becomes an Employer under the Plan with the consent of the Trust.
(o)    “Employment Agreement” means the written agreement entered into by a Participant and an Employer (if any) setting forth the terms and conditions of the Participant’s employment, as amended at any applicable time.
(p)    “Good Reason” means “Good Reason” as such term is defined in a Participant’s Employment Agreement or, if the Participant is not a party to an Employment Agreement, then the relocation of the Participant’s principal business office outside the metropolitan Philadelphia area without the consent of the Participant.
(q)    “Measurement Period” means the period beginning on the Effective Date and ending on the earlier of December 31, 2020, such earlier date declared by the Committee in connection with a termination of the Program or the date of a Change in Control (provided that, if the Change in Control arises from a Business Combination, the Measurement Period shall end on the date of the closing or effectiveness of the Business Combination, as applicable).
(r)    “Participant” means each individual who has received an Award under the Program.
(s)    “Plan” means the Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan, as it may be amended from time to time.
(t)    “Program” means the Pennsylvania Real Estate Investment Trust 2018-2020 Restricted Share Unit Program (established under the Plan), as it may be amended from time to time.
(u)    “Restricted Share Unit” or “RSU” means an Award of a “Performance Share,” as such term is defined in the Plan.
(v)    “Services” means PREIT Services, LLC, a Delaware limited liability company.
(w)    “Share Value” means, as applicable and except as provided in the following sentence, the average of the closing prices of one Share on the New York Stock Exchange (the “NYSE”) (or, if not then listed on the NYSE, on the principal market or quotation system on which then traded) for: (i) the 20 days on which Shares

Exhibit 10.1

were traded prior to the Effective Date (for the value of a Share on the Effective Date); (ii) the 20 days on which Shares were traded prior to and including the last day of the Measurement Period (for the value of a Share on the last day of the Measurement Period); or (iii) the 20 days on which the Shares were traded prior to and including the applicable dividend payment date (for the “purchase” of additional RSUs under subsection (e) below). In the event of a Business Combination approved by the shareholders of the Trust on or prior to December 31, 2020, Share Value shall mean the final price per Share agreed upon by the parties to the Business Combination.
(x)    “Shares” means “Shares” as such term is defined in the Plan.
(y)    “Subsidiary Entity” means “Subsidiary Entity” as defined in the Plan.
(z)    “Trust” means Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.
(aa)    “Trustee” means a member of the Board.
3.Award Agreement. Each Participant shall be issued an Award Agreement setting forth the initial number of Base Units awarded to the Participant and entitling the Participant to receive the number of Shares determined under Section 4 hereof, based on the extent to which the Corporate Goals are achieved. Such Base Units shall be subject to the adjustments described in Section 8 hereof. Each Award Agreement, and the Shares which may be delivered thereunder, are subject to the terms of this Program and the terms of the Plan.
4.Performance Goal; Delivery of Shares
(a)    The Base Units awarded to each Participant shall be split into two equal portions, the first half to be subject to the Relative TRS Award Program as described in Section 4(a)(1) below, and the remaining half to be subject to the Absolute TRS Award Program as described in Section 4(a)(2) below.
(1)Relative TRS Award Program. If, for the Measurement Period, the Trust’s performance, based on its “TRS” (as defined below), equals or exceeds the “Relative Threshold” (as defined below), then the Trust shall deliver to each Participant the number of Shares (rounded down to the nearest whole number of Shares) determined based on the whole percentile (expressed as a percentage equal to the percentile rounded up for fractions of one-half or greater) at which the Trust’s TRS for the Measurement Period places the Trust among the component members of the “FTSE Retail REIT Index” (as defined below) for the Measurement Period, each ranked pursuant to such TRS. Once the Trust’s percentile position within the FTSE Retail REIT Index is determined, an award multiplier, expressed as a percentage, shall be determined as follows:

•	if the Trust’s TRS is below the 25th percentile on the FTSE Retail REIT Index, the award multiplier shall be 0%;

•	if the Trust’s TRS is equal to the 25th percentile on the FTSE Retail REIT Index, the award multiplier shall be 50%;

•	if the Trust’s TRS is above the 25th percentile but less than the 50th percentile on the FTSE Retail REIT Index, the award multiplier shall be twice such percentile, expressed as a percentage;

Exhibit 10.1

•	if the Trust’s TRS is equal to the 50th percentile on the FTSE Retail REIT Index, the award multiplier shall be 100%;

•
if the Trust’s TRS is above the 50th percentile and below the 75th percentile on the FTSE Retail REIT Index, the award multiplier shall be determined by linear interpolation between 100% at the 50th percentile (as set forth in the prior bullet), and 200% at the 75th percentile (as set forth in the subsequent bullet); and

•	if the Trust’s TRS is equal to or above the 75th percentile on the FTSE Retail REIT Index, the award multiplier shall be 200%.
Once the applicable award multiplier is determined, it is multiplied by the number of a Participant’s Base Units subject to the Relative TRS Award Program at the end of the Measurement Period, with the product being the number of Shares awarded. The number of Shares that may be delivered shall not exceed 200% of the Participant’s Base Units subject to the Relative TRS Award Program. Shares will be delivered under the Program to the extent that Shares remain available under the Plan. If the total number of Shares to be delivered exceeds the number of Shares available under the Plan, then the number of Shares for each Participant will be reduced on a pro rata basis based on each individual Participant’s Base Units as compared to the total of all Participants’ Base Units, each determined as of the last day of the Measurement Period. If, for the Measurement Period, the Trust’s performance, based on its TRS, does not equal or exceed the Relative Threshold, the Trust shall not deliver any Shares to the Participants under the Relative TRS Award Program. Also, except as provided in subsection (c) below, a Participant must be employed by an Employer on the last day of the Measurement Period in order to receive any Shares under this Program. See Appendix A attached hereto for examples illustrating the operation of this Subsection.
(2)Absolute TRS Award Program. If, for the Measurement Period, the Trust’s performance, based on its “TRS” (as defined below), equals or exceeds the “Absolute Threshold” (as defined below), then the Trust shall deliver to each Participant the number of Shares (rounded down to the nearest whole number of Shares) determined based on the Trust’s TRS. Once the Trust’s TRS is determined, an award multiplier shall be determined as follows:

•	if the TRS over the Measurement Period shall reflect a TRS below 15%, the award multiplier shall be 0%;

•	if the TRS over the Measurement Period shall reflect a TRS equal to 15%, the award multiplier shall be 50%,

•	if the TRS over the Measurement Period shall reflect a TRS equal to 25%, the award multiplier shall be 100%;

•	if the TRS over the Measurement Period shall reflect a TRS equal to 35% or more, the award multiplier shall be 200%; and

•	if the TRS is between 15% and 25%, or between 25% and 35%, the award multiplier shall be determined by linear interpolation between the applicable endpoints set forth in the prior bullets.
Once the applicable award multiplier is determined, it is multiplied by the number of a Participant’s Base Units subject to the Absolute TRS Award Program at the end of the Measurement Period, with the product being the number of Shares awarded. The number of Shares that may be delivered shall not exceed 200% of the Participant’s Base Units subject to the

Exhibit 10.1

Absolute TRS Award Program. Shares will be delivered under the Program to the extent that Shares remain available under the Plan. If the total number of Shares to be delivered exceeds the number of Shares available under the Plan, then the number of Shares for each Participant will be reduced on a pro rata basis based on each individual Participant’s Base Units as compared to the total of all Participants’ Base Units, each determined as of the last day of the Measurement Period. If, for the Measurement Period, the Trust’s performance, based on its TRS, does not equal or exceed the Absolute Threshold, the Trust shall not deliver any Shares to the Participants under the Absolute TRS Award Program. Also, except as provided in subsection (c) below, a Participant must be employed by an Employer on the last day of the Measurement Period in order to receive any Shares under this Program. See Appendix A attached hereto for examples illustrating the operation of this Subsection.
(b)    Definitions for this Section. The following terms shall be defined as set forth below:
(1)“Absolute Threshold” means TRS for the Trust equal to 15% for the Measurement Period.
(2)“FTSE Retail REIT Index” means the FTSE NAREIT US ALL Equity REIT Index - Retail Subset Index (as it may be renamed from time to time) or, in the event such index shall cease to be published, such other index as the Committee shall determine to be comparable thereto.
(3) “Relative Threshold” means the 25th percentile among the component members (including the Trust) of the FTSE Retail REIT Index at the end of the Measurement Period (ranked based upon each such member’s TRS for the Measurement Period).
(4)“TRS” means total return to shareholders for the Measurement Period for the Trust and for the other component members of the FTSE Retail REIT Index. TRS is calculated by (i) subtracting the beginning Share Value from the ending Share Value, (ii) dividing the result by the beginning Share Value and (iii) adding in the value of dividends paid during the Measurement Period, assuming for purposes of the calculation that such dividends were reinvested. “Component members” of the FTSE Retail REIT Index means those entities used for purposes of compiling the FTSE Retail REIT Index as of the first day of the Measurement Period, which are listed in Appendix D attached hereto, and that remain publicly held companies as of the last day of the Measurement Period, whether or not they are still included in the FTSE Retail REIT Index on such last day.
(c)Termination of Employment. Upon a Participant’s termination of employment on or prior to the last day of the Measurement Period, the following shall occur:
(1)Termination without Cause, for Good Reason, or on Account of Disability or Death. If, on or prior to the last day of the Measurement Period, (i) the Participant terminates his or her employment with the Employer for Good Reason, (ii) the Employer terminates the Participant’s employment for reasons other than for Cause, (iii) the Participant incurs a Disability Termination, or (iv) the Participant dies, the Participant (or the Participant’s beneficiary(ies), if applicable) shall be eligible to receive Shares under the Program (or not) as though the Participant had remained employed by the Employer through the end of the Measurement Period.

Exhibit 10.1

(2)Termination for Any Other Reason. If, on or prior to the last day of the Measurement Period, the Participant’s employment with the Employer terminates for any reason other than a reason described in paragraph (1) above, the Participant shall forfeit all of the Base Units (and all of the Shares that may have become deliverable with respect to such Base Units) subject to the RSUs the Participant was granted under the Program.
(d)Determination of Performance; Share Delivery. Within 30 days after the end of the Measurement Period, the Committee shall provide each Participant with a written determination of whether the Trust did or did not attain the Corporate Goals for the Measurement Period (and, if applicable, the extent to which each Corporate Goal was attained) and the calculations used to make such determination. If Shares are to be delivered under the Program, they shall be delivered to Participants within 60 days following the end of the Measurement Period, unless the Measurement Period ends as a result of a Change in Control, in which case the Shares will be delivered to the Participants within five days following the end of the Measurement Period.
(e)DERs. Participants shall be awarded DERs with respect to their number of Base Units. Each DER will be expressed as a specific dollar amount (the “Dollar Amount”) equal to the dollar amount of the dividend paid on an actual Share on a specific date (the “Dividend Date”) multiplied by the Participant’s number of Base Units. Until the end of the Measurement Period, the Committee will apply the Dollar Amount to “purchase” a number of additional RSUs equal to the Dollar Amount divided by the Share Value. The delivery of Shares in respect of such additional RSUs shall also be subject to the attainment of the Corporate Goals set forth in subsection (a) above. DERs shall also be awarded on such additional RSUs and applied in the same manner (thereby increasing the Participant’s Base Units on a cumulative basis). RSUs deemed purchased with DERs hereunder may be whole or fractional units.
Participants who make a deferral election under subsection (f) below shall also be awarded DERs under the Plan with respect to their deferred Shares. Each such DER will be expressed as a Dollar Amount equal to the dollar amount of the dividend paid on an actual Share on a Dividend Date during the deferral period multiplied by the number of Shares still deferred by the Participant as of the Dividend Date. The Committee will apply the Dollar Amount to “purchase” notional shares (on which DERs thereafter will also be awarded and applied in the same manner). The “purchase price” of the additional Restricted Share Units credited pursuant to the terms of the Program shall equal the Share Value as defined above in Section 4(b). Notional shares deemed purchased with DERs hereunder may be whole or fractional shares. DERs expressed as a Dollar Amount will continue to be applied to “purchase” notional shares on Dividend Dates until all of the Participant’s deferred Shares are delivered to the Participant (or to his or her beneficiary(ies), if applicable), as elected in his or her deferral election agreement. A Participant’s notional shares “purchased” with DERs awarded with respect to his or her deferred Shares shall be 100% vested at all times.
The Trust shall establish a bookkeeping account (the “DER Account”) for each such Participant and credit to such account the number of whole and fractional additional RSUs and notional shares deemed purchased with the Dollar Amounts. The Participant’s additional RSUs and notional shares shall be subject to the adjustments described in Section 8 hereof. All whole additional RSUs (for which Shares become deliverable under this Section) and whole notional shares credited to a Participant’s DER Account shall be replaced by issued Shares on a one-to-one basis on the delivery date referred to in subsection (d) above, and the

Exhibit 10.1

fractional additional RSUs (for which Shares become deliverable under this Section) and fractional notional shares credited to a Participant’s DER Account shall be aggregated and replaced by issued Shares on a one-for-one basis (and with cash in lieu of a fractional Share based on the closing price of a Share on the replacement date), and delivered to the Participant (or to his or her beneficiary(ies), if applicable) on the date the associated Shares are delivered to the Participant.
(f)Elective Deferrals. Except in the event of delivery on account of a Change in Control, if Shares are to be delivered under the Program, a Participant may elect to defer delivery (and the Trust shall defer issuance) of all or a portion of the Shares until, as specified in the Participant’s deferral election agreement, (i) the Participant’s separation from service from the Trust’s controlled group of entities and/or (ii) a date chosen by the Participant. The Participant may also elect in the deferral election agreement to receive Shares upon the occurrence of an “unforeseeable emergency,” as defined in section 409A(a)(2)(B)(ii) of the Code, to the extent not prohibited by that section of the Code and regulations issued thereunder. If a Change in Control or the Participant’s death occurs during the deferral period, the Participant’s Shares (and cash attributable to DERs) shall be delivered in a single sum to the Participant or to the Participant’s beneficiary(ies) (as applicable) on the 30th day after the Change in Control (provided that, if the Change in Control arises from a Business Combination, the Change in Control shall be deemed to occur on the date of the closing or effectiveness of the Business Combination, as applicable) or the Participant’s death (as applicable).
A Participant’s deferral election agreement must be submitted to the Committee no later than June 30, 2020 in order to be effective; otherwise, Shares (and cash attributable to DERs) deliverable to the Participant, if any, will be delivered on March 1, 2021. Unless the delivery of deferred Shares is occasioned by either of the events described in the last sentence of the preceding paragraph, if deferred Shares are to be delivered to a Participant who is a “specified employee,” as defined in section 409A(a)(2)(B)(i) of the Code, upon his or her separation from service from the Trust’s controlled group of entities, the Trust shall issue and deliver such deferred Shares (and cash attributable to DERs) on the date that is six months after the date of his or her separation from service. A deferral election agreement shall be substantially in the form set forth in Appendix B attached hereto.
The Committee intends to administer the Program, including the delivery of Shares under an election made pursuant to this subsection (f) and the underlying deferral election agreement, in accordance with section 409A of the Code and regulations and other guidance issued thereunder, but makes no representation with respect to the qualification of the Program or the Awards granted hereunder.
(g)Holding Period. As set forth in the Award Agreement, the Chief Executive Officer of the Trust and each Executive Vice President and Senior Vice President who receives Shares pursuant to RSUs granted under this Program shall hold such Shares for a minimum of one year from the date such Shares are received. Similarly, the Chief Executive Officer of the Trust and each Executive Vice President and Senior Vice President who receives any time-based restricted shares in connection with the grant of RSUs under this Program, shall hold such time-based restricted shares for a minimum of one year from the date such time-based restricted shares vest.

Exhibit 10.1

5.Beneficiary Designation
(a)Each Participant shall designate the person(s) as the beneficiary(ies) to whom the Participant’s Shares shall be delivered in the event of the Participant’s death prior to the delivery of the Shares to him or her. Each beneficiary designation shall be substantially in the form set forth in Appendix C attached hereto and shall be effective only when filed with the Committee during the Participant’s lifetime.
(b)Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.
(c)If any Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Participant predeceases the Participant, the Committee shall direct such Participant’s Shares to be delivered to the Participant’s surviving spouse or, if the Participant has no surviving spouse, then to the Participant’s estate.
6.Delivery to Guardian. If Shares are issuable under this Program to a minor, a person declared incompetent, or a person incapable of handling the disposition of property, the Committee may direct the delivery of the Shares to the guardian, legal representative, or person having the care and custody of the minor, incompetent or incapable person. The Committee may require proof of incompetence, minority, incapacity or guardianship as the Committee may deem appropriate prior to the delivery. The delivery shall completely discharge the Committee, the Trustees and the Employer from all liability with respect to the Shares delivered.
7.Source of Shares. This Program shall be unfunded, and the delivery of Shares shall be pursuant to the Plan. Each Participant and beneficiary shall be a general and unsecured creditor of the Employer to the extent of the Shares determined hereunder, and the Participant shall have no right, title or interest in any specific asset that the Employer may set aside, earmark or identify as reserved for the delivery of Shares under the Program. The Employer’s obligation under the Program shall be merely that of an unfunded and unsecured promise to deliver Shares in the future, provided the applicable Corporate Goal is met. No person shall be entitled to the privileges of ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued to that person.
8.Capital Adjustments. Calculations required under the Program, the number of Base Units awarded under the Program, and the number of Shares that may be delivered under the Program shall be adjusted to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), share dividend, merger, spinoff or other similar event or transaction affecting the Trust during the Measurement Period.
9.Tax Withholding. The delivery of Shares (and cash, if applicable) to a Participant or beneficiary under this Program shall be subject to applicable tax withholding pursuant to Section 10.6 of the Plan.
10.Administration. This Program shall be administered by the Committee pursuant to the powers granted to it in Section 3 of the Plan.

Exhibit 10.1

11.Amendment and Termination. The Committee reserves the right to amend the Program, by written resolution, at any time and from time to time in any fashion, provided any such amendment does not conflict with the terms of the Plan, and to terminate it at will. However, no amendment or termination of the Program shall adversely affect any Award Agreement already issued under the Program without the written consent of the affected Participant(s).
12.Headings. The headings of the Sections and subsections of the Program are for reference only. In the event of a conflict between a heading and the content of a Section or subsection, the content of the Section or subsection shall control.
13.Incorporation of Plan by Reference. Because the Program is established under the Plan in order to provide for, and determine the terms and conditions of, the granting of certain Awards thereunder, the terms and conditions of the Plan are hereby incorporated by reference and made a part of this Program. If any terms of the Program conflict with the terms of the Plan, the terms of the Plan shall control.

Exhibit 10.1

APPENDIX A

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
2018-2020 RESTRICTED SHARE UNIT PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust
Second Amended and Restated 2003 Equity Incentive Plan)

EXAMPLE*

A is a participant in the Pennsylvania Real Estate Investment Trust 2016-2018 Restricted Share Unit Program (the “Program”).
The Share Value of a beneficial interest (a “Share”) in the “Trust” (as defined in the Program) on January 1, 2018 is $11, and the Share Value of a Share on December 31, 2020 is $16. For the three-year period beginning January 1, 2018 and ending December 31, 2020 (the “Measurement Period”), dividends total $2.52 per Share (and are paid in an equal amount on a quarterly basis - i.e., $.21 dividend per Share per quarter).
Dividends and Crediting Additional RSUs
Participant A receives a Restricted Share Unit award for 250 “Base Units” (as defined in the Program). Additional Restricted Share Units are deemed purchased and credited on a quarterly basis using dividends deemed to be paid on the units. The purchase price of the additional Restricted Share Units credited pursuant to the terms of the Program is the 20-day average share price prior to and including the date of the dividend.
The following table illustrates how dividends are deemed to be paid on the Base Units and how additional Restricted Share Units are credited and added to the aggregate number of Base Units held by Participant A:

Date	Aggregate Base Units	Deemed Dividend	20-Day Average Share Price	Additional RSUs Credited
1/1/18	250.0	—	—	—
3/15/18	250.0	$52.50	$11	4.8
6/15/18	254.8	$53.51	$11	4.9
9/15/18	259.7	$54.54	$12	4.5
12/15/18	264.2	$55.48	$12	4.6
3/15/19	268.8	$56.45	$13	4.3
6/15/19	273.1	$57.35	$13	4.4
9/15/19	277.5	$58.28	$14	4.2
12/15/19	281.7	$59.16	$14	4.2
3/15/20	285.9	$60.04	$15	4.0
6/15/20	289.9	$60.88	$15	4.1
9/15/20	294.0	$61.74	$16	3.9
12/15/20	297.9	$62.56	$16	3.9
12/31/20	301.8	—	—	—
* The example set forth in this Appendix A is illustrative only and is not intended to be precise or definitive.

Exhibit 10.1

Delivery of Shares
Relative TRS Award Program
Following the expiration of the Measurement Period, the Committee (as defined in the Program) determines where the Trust’s performance, based on its total return to shareholders (“TRS”), places the Trust among the component members of the “FTSE Retail REIT Index” (as defined in the Program) (the “Index”), ranked pursuant to each member’s TRS over the Measurement Period, as calculated by the Trust or by a third party selected by the Committee.
Assume the TRS for the Measurement Period is determined to be 20%. If, as of December 31, 2020, the Trust’s TRS places the Trust above the 25th percentile on the Index, Participant A would receive Shares (with fractional Shares settled in cash), with the number of Shares deliverable to the Participant determined as a percentage of 150.9 (the half of the total 301.8 Base Units the Participant holds as of December 31, 2020 that are subject to the Relative TRS Award Program).
The following chart illustrates the number of Shares deliverable as a percent of Base Units, based on the Trust’s percentile on the Index:

Percentile	Percent of Base Units (subject to the Relative TRS Award Program) Deliverable in Shares EVPs and SVPs
Below 25th	0%
25th	50%
40th	80%
50th	100%
65th	160%
75th or above	200%

For example, if the Trust’s TRS places the Trust at the 50th percentile on the Index, Participant A would receive 150 Shares (and cash for the 0.9 Share). If the Trust’s TRS places

Exhibit 10.1

the Trust at the 24th percentile, Participant A would receive 0 Shares, and if the Trust’s TRS places the Trust at the 80th percentile, Participant A would receive 301 Shares (and cash for the 0.8 Share).
Absolute TRS Award Program
Following the expiration of the Measurement Period, the Committee (as defined in the Program) determines where the Trust’s performance, based on its total return to shareholders (“TRS”).
Assume the TRS for the Measurement Period is determined to be 20%. If so, Participant A would receive Shares (with fractional Shares settled in cash), with the number of Shares deliverable to the Participant determined as a percentage of 150.9 (the half of the total 301.8 Base Units the Participant holds as of December 31, 2020 that are subject to the Absolute TRS Award Program).
The following chart illustrates the number of Shares deliverable as a percent of Base Units, based on the Trust’s TRS:

TRS	Percent of Base Units (subject to the Absolute TRS Award Program) Deliverable in Shares EVPs and SVPs
Below 15%	0%
15%	50%
20%	75%
25%	100%
30%	150%
35% or above	200%

For example, if the Trust’s TRS is 25%, Participant A would receive 150 Shares (and cash for the 0.9 Share). If the Trust’s TRS is 13.5%, Participant A would receive 0 Shares, and if the Trust’s TRS is 30%, Participant A would receive 301 Shares (and cash for the 0.8 Share).

Exhibit 10.1

APPENDIX B

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
2018-2020 RESTRICTED SHARE UNIT PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust
Second Amended and Restated 2003 Equity Incentive Plan)

DEFERRAL ELECTION AGREEMENT** Because of the complexities involved in the application of federal, state and local tax laws to specific circumstances and the uncertainties as to possible future changes in the tax laws, you should consult your personal tax advisor regarding your own situation before completing this Deferral Election Agreement.

The Pennsylvania Real Estate Investment Trust 2018-2020 Restricted Share Unit Program, effective as of January 1, 2018 (the “Program”), provides a select group of management or highly compensated employees with the ability to defer a portion of their compensation earned under the Program. The purpose of this Deferral Election Agreement is to allow you to defer the delivery of all or a portion of the Shares that are otherwise deliverable to you under the Program until one of the events selected below occurs.
AFTER YOU SIGN THIS DEFERRAL ELECTION AGREEMENT AND IT IS ACCEPTED BY PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (THE “TRUST”), YOU MAY NOT REVOKE IT AFTER JUNE 30, 2020. IF YOU DECIDE SUBSEQUENTLY TO CHOOSE A LATER DELIVERY DATE, YOU MUST SUBMIT A NEW DEFERRAL ELECTION AGREEMENT AT LEAST 12 MONTHS PRIOR TO YOUR ORIGINAL DELIVERY DATE AND YOUR NEW DELIVERY DATE MUST BE AT LEAST FIVE YEARS AFTER YOUR ORIGINAL DELIVERY DATE. YOU MAY NOT, UNDER ANY CIRCUMSTANCES, ACCELERATE THE DELIVERY OF YOUR PERFORMANCE SHARES AFTER THIS DEFERRAL ELECTION AGREEMENT HAS BECOME EFFECTIVE (OTHER THAN AS A RESULT OF AN UNFORESEEABLE EMERGENCY, IF ELECTED BELOW).
You need only complete this Deferral Election Agreement if you wish to defer the delivery of Shares that become deliverable to you under the Program. Capitalized terms in this Deferral Election Agreement are defined in the Program.
1.    Participation Election
I hereby elect to defer under the terms of the Program the delivery of ______% [insert any whole percentage from one to 100 percent, inclusive] of the Shares that may become deliverable to me under the Program, less any Shares necessary to satisfy any applicable FICA and/or FUTA tax withholding obligations.
2.    Delivery Date Election
I hereby elect to have the Trust deliver the percentage set forth above of the Shares that may become deliverable to me under the Program upon the following event [check only one box]:

1

Exhibit 10.1

(A)    On the 10th calendar day after my separation from service from the Trust’s controlled group of entities (the date which is six months after such separation from service if I am a “specified employee” at that time - see Section 4(f) of the Program).

(B)    On the following date: ___________ __, 20__ [must be after December 31, 2021].

(C)    Upon the earlier of the 10th calendar day after my separation from service (as described in event (A) above) or the following date: ___________ __, 20__ [must be after December 31, 2021].

3.    Acceleration in the Event of an Unforeseeable Emergency

In addition to the election I made in 2 above, if I check the following box, I also elect to have the Trust deliver Shares, to the extent permitted by applicable law, to me:

Upon an “Unforeseeable Emergency,” as defined in Section 4(f) of the Program. (This term is defined quite restrictively in the Internal Revenue Code. See the footnote on the previous page regarding consulting with your own tax advisor before completing this Deferral Election Agreement.)

4.    Change in Control or Death

If a Change in Control or my death occurs before all of the Shares are delivered to me, such Shares shall be delivered in a single distribution to me or to my beneficiary(ies) designated in my Beneficiary Designation Form (as applicable) on the 30th day after such Change in Control (provided that, if the Change in Control arises from a Business Combination, the Change in Control shall be deemed to occur on the date of the closing or effectiveness of the Business Combination, as applicable) or death (as applicable). In addition, the Company may distribute the Shares to me prior to the date selected under Section 2 above to the extent such delivery is consistent with Section 409A of the Internal Revenue Code.

5.    Insufficient Share Possibility

Because of the finite number of Shares available under the Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan, I understand that it is possible that not enough Shares will be available under the Plan to deliver all of the Shares otherwise required to be delivered to me (or to my beneficiary(ies)) on the deferral date(s) chosen in 2 and 3 above. I acknowledge and agree that in the event that an insufficient number of Shares are available under the Plan, cash will be delivered to me in lieu of Shares.

* * * * *

2

Exhibit 10.1

By signing this Deferral Election Agreement, I agree to the terms and conditions of the Program as the Program now exists, and as it may be amended from time to time (provided that no amendment of the Program will adversely affect my rights under the Program without my written consent).

_______________________        _________________________
Signature of Participant        Date

ACCEPTED:

Executive Compensation and Human Resources Committee
of Pennsylvania Real Estate Investment Trust

By: _____________________________

Date: ___________________________

3

Exhibit 10.1

APPENDIX C

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
2018-2020 RESTRICTED SHARE UNIT PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust
Second Amended and Restated 2003 Equity Incentive Plan)

BENEFICIARY DESIGNATION FORM

This Form is for your use under the Pennsylvania Real Estate Investment Trust 2018-2020 Restricted Share Unit Program (the “Program”) to name a beneficiary for the Shares that may be deliverable to you from the Program. You should complete the Form, sign it, have it signed by your Employer, and date it.

* * * *

I understand that in the event of my death before I receive Shares that may be deliverable to me under the Program, the Shares will be delivered to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by my Employer cancels all prior beneficiary designations previously filed by me under the Program.

I hereby state that ____________________________ [insert name], residing at ________________________________________________________________ [insert address], whose Social Security number is __________________, is designated as my beneficiary.

Signature of Participant                Date

ACCEPTED:

[insert name of Employer]
By:
Date:

C - 1

Exhibit 10.1

APPENDIX D

FTSE Retail REIT Index
(FTSE NAREIT US All Equity REIT Index - Retail Subset)

(Component Members as of January 1, 2018)

1.	Acadia Realty Trust

2.	Agree Realty Corporation

3.	Brixmor Property Group Inc.

4.	CBL Properties

5.	Cedar Realty Trust, Inc.

6.	DDR Corp.

7.	Federal Realty Investment Trust

8.	Four Corners Property Trust, Inc.

9.	Getty Realty Corp.

10.	GGP Inc.

11.	Kimco Realty Corporation

12.	Kite Realty Group Trust

13.	Macerich Company

14.	National Retail Properties, Inc.

15.	Pennsylvania Real Estate Investment Trust

16.	Ramco-Gershenson Properties Trust

17.	Realty Income Corporation

18.	Regency Centers Corporation

19.	Retail Opportunity Investments Corp.

20.	Retail Properties of America, Inc.

21.	Saul Centers, Inc.

22.	Seritage Growth Properties

23.	Simon Property Group, Inc.

24.	Spirit Realty Capital, Inc.

25.	STORE Capital Corporation

26.	Tanger Factory Outlet Centers, Inc.

27.	Taubman Centers, Inc.

28.	Urban Edge Properties

29.	Urstadt Biddle Properties Inc.

30.	Washington Prime Group Inc.

31.	Weingarten Realty Investors

32.	Wheeler Real Estate Investment Trust, Inc.

D - 1